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                                                                      EXHIBIT 21

           Pharmaceutical Product Development, Inc., and Subsidiaries
                                  Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 15,
                              2002, are as follows:

                                                                                    Jurisdiction of Incorporation
                                                                                                 or
                                  Name of Subsidiary                                        Organized in
     --------------------------------------------------------------------------- -----------------------------------
1.   Applied Bioscience International Inc.                                                    Delaware
2.   PPD Development, LP                                                                        Texas
3.   Pharmaco International Holdings, Inc.                                                    Delaware
4.   Pharmaco Investments Inc.                                                                Delaware
5.   PPD France SNC                                                                            France
6.   PPD Scandinavia AB                                                                        Sweden
7.   PPD Canada, Ltd.                                                                          Canada
8.   PPD Do Brazil-Suporte a Pesquisa, LTDA                                                    Brazil
9.   Pharmaco International Holdings GmbH                                                      Germany
10.  PPD Germany GmbH                                                                          Germany
11.  PPD Poland Sp. zo.o                                                                       Poland
12.  PPD Czech Republic, S.r.o.                                                            Czech Republic
13.  PPD Germany GmbH & Co. KG                                                                 Germany
14.  PPD South Africa                                                                       South Africa
15.  PPD Hungary R&D, Ltd.                                                                     Hungary
16.  PPD UK Holdings Ltd.                                                                  United Kingdom
17.  PPD Global Ltd.                                                                       United Kingdom
18.  Leicester Clinical Research Centre, Ltd.                                              United Kingdom
19.  Chelmsford Clinical Trials Unit Ltd.                                                  United Kingdom
20.  Gabbay Ltd.                                                                           United Kingdom
21.  Data Analysis & Research (DAR), Ltd.                                                  United Kingdom
22.  APBI Investor Relations Inc.                                                            New Jersey
23.  PPD Aeronautics, LLC                                                                  North Carolina
24.  APBI Finance Corporation                                                                 Delaware
25.  PPD Pharmaco Mexico S.A. de C.V.                                                          Mexico
26.  PPD Australia Pty Limited                                                                Australia
27.  PPD Italy SRL                                                                              Italy
28.  Pharmaceutical Product Development Spain SL                                                Spain
29.  PPD Development (Thailand) Co., Ltd.                                                     Thailand
30.  Cambridge Applied Nutrition Toxicology and Bioscience Limited                         United Kingdom
31.  Clinical Technology Centre (International) Limited                                    United Kingdom
32.  Genupro, Inc.                                                                         North Carolina
33.  Belmont Research, Inc.                                                                 Massachusetts
34.  PPD Discovery, Inc.                                                                   North Carolina
35.  Target Discovery, Inc.                                                                North Carolina
36.  SARCO, Inc.                                                                              Delaware
37.  PPD Virtual, Inc.                                                                     North Carolina
38.  ATP, LLC.                                                                             North Carolina
39.  Clinical Science Research International, Ltd.                                         United Kingdom
40.  PPD Holdings, LLC                                                                        Delaware
41.  PPD GP, LLC                                                                              Delaware
42.  PPD Japan, K.K.                                                                            Japan
43.  Subsidiary No. 8, LLC                                                                    Kentucky




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Subsidiaries 1, 23, 33, 24, 37, and 43 are wholly owned subsidiaries of
Pharmaceutical Product Development, Inc.

Subsidiaries 16, 22, 24, 40, and 41 are wholly owned subsidiaries of Subsidiary
1.

Subsidiary 2 is owned 99.9% by Subsidiary 40 and .1% by Subsidiary 41.

Subsidiaries 3, 4 and 38 are wholly owned subsidiaries of Subsidiary 2.

Subsidiary 5 is owned 99% by Subsidiary 3 and 1% by Subsidiary 1.

Subsidiaries 6, 7, 8, 9, 14, 25, 26, 27, 28, 29, and 42 are wholly owned subsidiaries of Subsidiary 3.

Subsidiaries 10, 11 and 12 are wholly owned subsidiaries of Subsidiary 9.

Subsidiary 13 is owned 72% by Subsidiary 9 and 28% by Subsidiary 10.

Subsidiary 15 is owned 96.7% by Subsidiary 9 and 3.3% by Subsidiary 3.

Subsidiaries 17, 18, 19, 20 and 21 are wholly owned subsidiaries of Subsidiary
16.

Subsidiaries 30, 31, and 39 are wholly owned subsidiaries of Subsidiary 17.

Subsidiaries 35 and 36 are wholly owned subsidiaries of Subsidiary 34.

Subsidiary 25 is owned 99% by Subsidiary 3 and 1% by Subsidiary 2.

Subsidiary 32 is a wholly owned subsidiary of Subsidiary 37.